UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2025, Peabody Energy Corporation (the “Company”) announced the appointment of Malcolm J. Roberts as the Company’s Executive Vice President and Chief Commercial Officer, effective as of September 1, 2025. Mr. Roberts, age 51, has been an employee of the Company since 2021 and was named Chief Marketing Officer in May 2023.

In satisfaction of the disclosure required by Items 401(b) and 401(e) of Regulation S-K, the section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 20, 2025, entitled “Information About Our Executive Officers” is incorporated by reference herein. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Roberts and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Roberts and the Company that would be required to be reported.

Employment Agreement

In connection with Mr. Roberts’ appointment as Executive Vice President and Chief Commercial Officer of the Company, Mr. Roberts entered into a contract of employment, dated August 7, 2025 (the “Employment Agreement”) with Peabody Energy Australia Coal Pty Ltd, a wholly-owned subsidiary of the Company. The material terms of the Employment Agreement are summarized below.

Mr. Roberts will receive: (i) an annual base salary of $515,000; (ii) a short-term incentive compensation (“STI”) opportunity with a target level of 95% of his base salary, pursuant to the Peabody Energy Corporation 2017 Incentive Plan (the “Plan”); and (iv) a target long-term incentive compensation (“LTI”) opportunity valued at approximately 195% of his base salary, pursuant to the Plan. Mr. Roberts’ performance-based STI and LTI payouts will be based upon the achievement of the Company’s performance objectives as approved by the Compensation Committee of the Board. While Mr. Roberts has not entered into the Company’s standard form of participation agreement for executive officers of the Company (a “Participation Agreement”) under the Peabody Energy Corporation 2019 Executive Severance Plan (the “Severance Plan”), Mr. Roberts will be required pursuant to the Employment Agreement to comply with the terms of the Severance Plan and Participation Agreement during his employment and may be entitled to the benefits set forth in the Severance Plan upon certain terminations of his employment, subject to Mr. Roberts’ satisfaction of the requirements set forth in the Employment Agreement, Severance Plan and Participation Agreement.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Contract of Employment, dated August 7, 2025, between Peabody Energy Australia Coal Pty Ltd and Malcolm J. Roberts.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

August 11, 2025	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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